                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [ ]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Common Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to $240.14a-11(c) or $240.14a-12

                               WEST COAST BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 12a-6(i)(1) and 0-11
     (1)    Title of each class of securities to which transaction applies

            -------------------------------------------------------------------
     (2)    Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------
     (4)    Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
     (5)    Total fee paid:

            -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount Previously Paid:

            -------------------------------------------------------------------
     (2)    Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
     (3)    Filing Party:

            -------------------------------------------------------------------
     (4)    Date Filed:
            March 24, 2000
            -------------------------------------------------------------------

                                                         STEPHEN M. KLEIN
                                                          (206) 340-9648
                                                      sklein@grahamdunn.com
March 24, 2000

VIA EDGAR

Securities and Exchange Commission
450 Fifth St NW
Judiciary Plaza
Washington, D.C. 20549-1004

         Re:      West Coast Bancorp, Lake Oswego, Oregon
                  Definitive Proxy Materials
                  File No. 0-10997

Ladies and Gentlemen:

         On behalf of West Coast Bancorp, Lake Oswego, Oregon (the "Company"), we are transmitting the Definitive Proxy Materials for the Company's 2000 Annual Meeting of Shareholders which are being filed electronically via the EDGAR system. The definitive proxy materials for the Annual Meeting of Shareholders will be sent or distributed to shareholders on or about March 24, 2000. The Proxy Materials are being forwarded pursuant to Rule 14a-6(c).

         The items to be voted on at the shareholder meeting are (i) the election of directors; and (ii) the adoption of the 2000 Restricted Stock Plan. In that regard, pursuant to Item 3, Instruction 3 of Schedule 14A, the Plan is attached as an appendix to the Proxy Statement filed with the SEC, but will not be disseminated to shareholders as part of the Proxy Statement.

         In accordance with Rule 14a-3, seven copies of the 1998 Annual Report to Shareholders will be submitted to your office on the date the Proxy Materials are distributed to shareholders.

         In the event there are any questions concerning the enclosed materials, please feel free to contact me at (206) 340-9648.

                                                     Sincerely,

                                                     GRAHAM & DUNN

                                                     /s/ Stephen M. Klein

                                                     Stephen M. Klein
Enclosure
cc:      Shauna L. Vernal, Esq.

                               WEST COAST BANCORP

                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert D. Sznewajs and Shauna L. Vernal, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of West Coast Bancorp, held of record by the undersigned on March 9, 2000, at the Annual Meeting of Shareholders to be held on April 27, 2000, or any adjournment of such Meeting.

1.       ELECTION OF DIRECTORS

         A. I vote FOR all nominees listed below (except as marked to the contrary below) [ ]

         B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below [ ]

                  Lloyd D. Ankeny - C. Douglas McGregor - Robert D. Sznewajs

2. ADOPTION OF 2000 RESTRICTED STOCK PLAN. The adoption of a new Restricted Stock Plan.

                         FOR      [ ]     AGAINST  [ ]      ABSTAIN  [ ]

3. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

         THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

         Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

         The Board of Directors recommends a vote "FOR" the listed proposals.


______________________, 2000



                                           WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                           ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                           PLEASE GIVE FULL TITLE.  IF MORE
                                           THAN ONE TRUSTEE, ALL SHOULD SIGN.
                                           ALL JOINT OWNERS MUST SIGN.

March 24, 2000


Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of West Coast Bancorp to be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Thursday, April 27, 2000, at 2:00 p.m. local time. The Embassy Suites is located near Washington Square. Take Interstate 5 to Highway 217 (west bound). Exit at Scholls Ferry/Progress and turn right onto Scholls Ferry. Take a right onto Hall. The Embassy Suites is on the right.

         At the annual meeting, you will be asked to elect three director nominees to a term of three years and to approve a new 2000 Restricted Stock Plan, along with any other business that properly is raised before close of the annual meeting.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ABOVE MATTERS.

         A proxy card is enclosed in the front of your mailing envelope. Please indicate your voting instructions and sign, date, and return the proxy card promptly in the business reply envelope provided. You also have the option of voting via the Internet or by telephone. If you choose one of these options, please do not also mail your proxy card to us. Instructions on how to vote through the internet or by telephone are located in the enclosed Proxy Statement. Whether or not you plan to attend the annual meeting in person, it is important that you return the enclosed proxy card, or vote via the Internet or telephonically, so that your votes will be counted, even if you are unable to attend the meeting. A proxy that is returned with no voting instructions will be voted in favor of the matters and, in appropriate circumstances, will enable West Coast Bancorp's management to adjourn the meeting to continue to solicit votes to approve these matters. You may revoke your proxy after you have given it to us, as long as you do so before the official vote is taken at the annual meeting, by (1) providing written notice of your revocation to the Secretary of West Coast Bancorp, (2) submitting a later-dated proxy, or (3) appearing at the meeting and electing to vote in person.

         We value you as a West Coast Bancorp shareholder, and we look forward to reporting our 1999 activities to you.


                                           Sincerely,


                                           Robert D. Sznewajs
                                           President and CEO

                               WEST COAST BANCORP
                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2000
                             2:00 P.M., PACIFIC TIME

To the Shareholders of West Coast Bancorp:

         We invite you to attend the 2000 Annual Shareholders Meeting of West Coast Bancorp at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Thursday, April 27, 2000, at 2:00 p.m. local time. The meeting's purpose is to vote on the following proposals, together with any other business that may properly come before the meeting:

         1. ELECT DIRECTORS. The Board has nominated for re-election current directors Lloyd D. Ankeny, C. Douglas McGregor and Robert D. Sznewajs for three-year terms.

         2. APPROVE 2000 RESTRICTED STOCK PLAN. The Board asks you to approve a restricted stock plan.

         If you were a shareholder of record on March 9, 2000, you may vote on these proposals at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, or to vote electronically by telephone or internet, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

         Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy Statement. The directors, officers, and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of the Company and in its growth and development.

March 24, 2000                          BY ORDER OF THE BOARD OF DIRECTORS



                                        Shauna L. Vernal, Secretary


================================================================================
                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope. Retention of the Proxy is not necessary for admission to the Annual Meeting. Instead of submitting your proxy vote with the paper Proxy Card, you can vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details.
================================================================================

                               WEST COAST BANCORP
                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                                 (503) 684-0884

                                 PROXY STATEMENT

         MEETING INFORMATION. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 24, 2000, for use in connection with the Annual Meeting of Shareholders of West Coast Bancorp ("Bancorp" or "Company") to be held on Thursday, April 27, 2000. If you were a shareholder on March 9, 2000, you are entitled to vote at the Annual Meeting. There were approximately 15,372,435 shares of common stock outstanding on the Record Date.

         SOLICITATION OF PROXIES. The Board of Directors is soliciting shareholder Proxies, and Bancorp will pay the associated costs. Solicitation may be made by our directors and officers and by our subsidiaries West Coast Bank ("Bank") and West Coast Trust, Inc. ("WCT") (collectively, the "Subsidiaries"). In addition, we may engage an outside proxy solicitation firm to render proxy solicitation services and, if we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview.

         QUORUM. At least a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

         VOTING ON MATTERS PRESENTED. The three nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. With respect to the proposal to approve the 2000 Restricted Stock Plan, stockholders may vote for the proposal, against the proposal or may abstain from voting. The affirmative vote of a majority of the total votes present, in person or by proxy, at the Annual Meeting is required for the approval to adopt the plan. Shareholders of record will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

         VOTING OF PROXIES. Shares represented by properly executed proxies that are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the Proxy will vote the shares represented by the Proxy FOR the three nominees listed in this Proxy Statement, and FOR the adoption of the 2000 Restricted Stock Plan, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to the Company in writing, (2) delivery to the Company of a subsequently dated proxy, or (3) notifying the Company at the Annual Meeting before the shareholder vote is taken. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

         VOTING OF PROXIES BY BENEFICIAL HOLDER. If your shares are held by a bank, broker or other holder of record and you want to attend the meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 9, 2000, the record date.

         VOTING ELECTRONICALLY OR BY TELEPHONE. Shareholders with shares registered directly with our transfer agent, Norwest Shareowner Services ("Norwest"), may also vote via the Internet at Norwest's Internet address, or telephonically. Shareholders holding shares with a brokerage firm or a bank may also be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on their voting form. For further information on voting via the Internet or telephonically, see "Voting Via the Internet or by Telephone" set forth below.

                             BUSINESS OF THE MEETING

         There are two matters being presented for consideration by the shareholders at the Annual Meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

GENERAL

         Our Restated Articles of Incorporation allow the Board to set the number of directors on the Board within a range of eight to 20. The Articles also authorize the Board to fill vacancies that occur on the Board. The Board has set the number of directors at nine.

         Directors are elected for terms of three years or until their successors are elected and qualified. The Articles provide for staggered terms, with approximately one-third of the directors elected each year. In addition to the elected Board, Chester C. Clark serves as an emeritus director to the Board.

         The Board has nominated Lloyd D. Ankeny, C. Douglas McGregor and Robert
D. Sznewajs for election as directors for three-year terms to expire in the year 2003. Messrs. Ankeny, McGregor and Sznewajs are presently directors of Bancorp. Mr. Sznewajs, who was appointed President and Chief Executive Officer of Bancorp and the Bank effective January 1, 2000, was also appointed to the Boards of Bancorp and the Bank in January 2000, to fill the vacancies caused by the resignation of Victor L. Bartruff, the Company's former President and Chief Executive Officer. Phillip G. Bateman and James J. Pomajevich are retiring from the Board. If any of the nominees should refuse or become unable to serve, your Proxy will be voted for the person the Board designates to replace that nominee.

         Other nominations, if any, may be made only in accordance with the prior notice provisions contained in our Bylaws. These notice provisions require that a shareholder provide us with written notice at least 60 days before the annual meeting (or, if less than 90 days' notice is given by Bancorp, no later than 15 days after the date of the notice). We first provided public notice of our annual meeting date on March 24, 2000.

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

         The following tables set forth certain information with respect to the director nominees and the other continuing directors, including the number of shares beneficially held by each. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table. As of December 31, 1999, directors of Bancorp also served as directors of the Bank, with the exception of Mr. Sznewajs, who was appointed to the Board of Bancorp and the Bank in January 2000.

                                        PROPOSAL NO. 1 - ELECTION OF DIRECTORS

                                                                                                SHARES AND
                                                                                              PERCENTAGE OF
                                                        PRINCIPAL OCCUPATION                   COMMON STOCK
   NAME, AGE AND                                         OF DIRECTOR DURING                    BENEFICIALLY
TENURE AS DIRECTOR                                         LAST FIVE YEARS                     OWNED AS OF
------------------                                         ---------------                  DECEMBER 31, 1999
                                                                                            -----------------
                                                                                                  (1)(2)

                                                  BOARD NOMINEES
                                                  --------------

TERM EXPIRING IN 2003
Lloyd D. Ankeny, 62                             Personal Investments, former Owner,              116,756
  Since 1995                                    Landmar Development Corporation
C. Douglas  McGregor, 61                        Personal Investments, former                      41,859
  Since 1994                                    Chairman, Access Long Distance (OR)

Robert D. Sznewajs, 53                          President and CEO of the Company and                   0  (3)
  Since 2000                                    the Bank since 1/1/00; former Vice
                                                Chairman of U.S. Bancorp

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES TO BE ELECTED AS DIRECTORS.

(1) Share amounts include stock options which are exercisable within 60 days as follows: Lloyd D. Ankeny 21,254 shares; Michael J. Bragg 550 shares; William B. Loch 21,254 shares; Jack E. Long 21,254 shares; C. Douglas McGregor 2,200 shares; J.F. Ouderkirk 39,156 shares; Gary D. Putnam 29,490 shares; and Robert D.
         Sznewajs 100,000 shares.

(2) Share amounts include shares deferred under the Director's Deferred Compensation Plan as follows: Lloyd D. Ankeny 1,281 shares; Michael J. Bragg 784 shares; William B. Loch 1,327 shares; Jack E. Long 4,106 shares; C. Douglas McGregor 6,400 shares; J.F. Ouderkirk 2,877 shares; Mary Pearmine 724 shares; and Gary D. Putnam 4,190 shares.

DIRECTORS CONTINUING IN OFFICE
------------------------------
TERM EXPIRING IN 2001

Jack E. Long, 61                                Secretary/Treasurer Performance                   45,591
  Since 1990                                    Northwest, Inc.; Secretary/
                                                Treasurer and former President, J&L
                                                Nursery, Inc.

J. F. Ouderkirk, 49                             Attorney, Partner of Ouderkirk and                66,746
  Since 1995                                    Hollen; director of WCT

Gary D. Putnam, 55                              President & CEO Superior Electrical               46,206
  (Board Chair)                                 Construction Co.; former Executive
  Since 1995                                    Vice President/CFO, Brentwood, Inc.,
                                                Treasurer/CFO of Pump & Drilling
                                                Supply, Inc., President, Pacific
                                                Drilling Supply Inc.; Chair of Bank;
                                                director of WCT
TERM EXPIRING IN 2002

Michael J. Bragg, 50                            Attorney and Partner of Grenley,              17,191 (4)(5)
  Since 1999                                    Rotenberg, Evans, Bragg & Bodie,
                                                P.C.; WCT Board Chair

William B. Loch, 66                             Chair and CEO of Capital City                 68,794 (4)(5)
  Since 1982                                    Companies, Inc. and Capital
                                                Warehouse Company, Inc.

Mary B. Pearmine, 53                            Project Director of the Pacific                  724 (6)
  Since 1999                                    Institute; former Marion County
                                                Commissioner, serving from 1991 to
                                                1998; former Chair of the County
                                                Commission

(3) Does not include 100,000 shares subject to an option granted to Mr. Sznewajs under the terms of his employment agreement that became exercisable at the time of grant on January 1, 2000, or 20,000 shares purchased by Mr. Sznewajs on the open market in February 2000.

(4) Share amount includes shares held in an IRA, 401(k) or Keogh account for the benefit of the individual as follows: Michael J. Bragg 1,641 shares and William B. Loch 1,761.

(5) Share amounts include shares owned by the spouses of Michael J. Bragg 3,542 shares and William B. Loch 7,331 shares, each of whom disclaims any beneficial ownership of the shares.

(6) Under the Company's Corporate Governance Policy, Ms. Pearmine must accumulate at least 1,000 shares within the first three years of being elected a director, in order to be eligible for nomination to any additional terms.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors met 15 times during the fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has established, among others, an Audit and Compliance Committee, a Compensation and Personnel Committee and an Executive Committee. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served. The following table shows the membership of the various committees during the fiscal year.

COMMITTEE MEMBERSHIP

          NAME               AUDIT AND COMPLIANCE         COMPENSATION AND             EXECUTIVE
                                                             PERSONNEL
-------------------------- ------------------------- -------------------------- ------------------------
Lloyd D. Ankeny                      |X| *                                                |X|
Victor L. Bartruff **                                                                     |X|
Phillip G. Bateman                   |X|                        |X|
Michael J. Bragg                     |X|
William B. Loch                                                                           |X|
Jack E. Long                         |X|                        |X| *                     |X|
C. Douglas McGregor                                                                       |X|
J. F. Ouderkirk                                                 |X|
Mary B. Pearmine                     |X|                        |X|
James J. Pomajevich                  |X|                        |X|
Gary D. Putnam                                                                            |X| *
----------------
*    Chairman
**   Mr. Bartruff served on the Executive Committee, as well as certain other board committees until his resignation from the Board effective July 16, 1999.

         Audit and Compliance Committee. The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board. The Audit Committee also reviews procedures with respect to Bancorp's records and its business practices, and reviews the adequacy and implementation of the internal auditing, accounting and financial controls. The Committee operates under a formal, written charter. The Committee held 12 meetings during the year.

         Compensation and Personnel Committee. The Compensation and Personnel Committee met nine times for the purposes of reviewing salary and incentive compensation for the Chief Executive Officer and certain other executive officers, and reviewing and recommending to the full Board stock option grants for executive officers. The Compensation Committee also met to review and recommend to the full Board the compensation to be paid to directors.

         Executive Committee. The Executive Committee's primary functions are to address urgent matters on behalf of the full Board, to monitor any material litigation matters that may arise, and to work with management to resolve other critical issues that may arise outside the normal course of business. The Committee held three meetings during the year. The Executive Committee is comprised of the Chief Executive Officer and the Chair from each of the respective Board committees.

COMPENSATION OF DIRECTORS

         Directors who are Bancorp employees receive no fees for their services as directors. Non-employee "outside" directors receive annual retainers as members of the Board and established fees for committee participation. For their service on the Boards of the Company and the Bank, the Board Chair and each committee Chair each received a retainer of $1,750 per month (from January to June 1999) and $2,750 per month (from July to December 1999), and each other director received a retainer of $1,500 per month (from January to June 1999) and $2,500 per month (from July to December 1999). Each director received $200 for each committee meeting they attended in 1999, either as a member of the committee or at the request of the committee. Mr. Clark received $200 for each board meeting he attended. The directors of WTC receive $400 per meeting, with the WCT Chair receiving $500 per meeting.

DIRECTORS' DEFERRED COMPENSATION PLAN

         The Board adopted a Directors' Deferred Compensation Plan ("Directors' DCP") which went into effect during the 1996 fiscal year. This plan is open to all non-employee directors of Bancorp or its Subsidiaries on a completely voluntary basis.

         Under the Directors' DCP, directors may elect to defer payment of some or all of their directors' fees. Contributions are transferred to a so-called "rabbi trust." A director may invest deferred fees in a number of investment funds or in Bancorp stock. Bancorp will make distributions in accordance with individual elections. Directors are fully vested in their benefits under the Directors' DCP at all times.

         Benefit payments from the Directors' DCP are taxed as ordinary income in the year they are received by participants. Bancorp will generally receive a deduction for the deferred directors' fees at that time. ERISA's and the Internal Revenue Code's onerous tax-qualified plan rules generally do not apply to this plan.

DIRECTORS' STOCK OPTION PLAN

         In 1995, the Board adopted and the shareholders approved a Director Stock Option Plan, which was subsequently amended by the shareholders in 1997 ("DSOP"). The DSOP authorizes the Board (or a committee of the Board) to administer the DSOP and to grant nonqualified stock options to directors of Bancorp. The DSOP provides that the exercise price of options granted under the DSOP must be not less than the greater of book value or market value at the time of grant. All options granted under the DSOP will expire not more than ten years from the date of grant. Up to 726,000 shares of stock may currently be optioned and issued under the DSOP, subject to appropriate adjustments for any future stock splits, stock dividends, or other changes in capitalization. Of those shares, 257,613 remain available for option under future grants.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation awarded or paid to the Chief Executive Officer and to the four most highly compensated executive officers of Bancorp and its Subsidiaries, whose total compensation during the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                             ANNUAL COMPENSATION               COMPENSATION AWARDS
                                 --------------------------------------------- --------------------
                                                                  OTHER
       NAME AND                                                   ANNUAL                    LTIP         ALL OTHER
  PRINCIPAL POSITION      YEAR       SALARY         BONUS      COMPENSATION    OPTIONS     PAYOUTS     COMPENSATION
                                                     (1)            (2)           (3)                     (4)(5)
------------------------ ------- --------------- ------------ ---------------- ---------- ---------- ------------------

Victor L. Bartruff,       1999     $ 199,446(6)   $      0      $       0        11,000      0          $ 278,947(8)
Former President and      1998       220,000        77,000              0        16,500      0             13,087
CEO of Bancorp and Bank   1997       165,000        82,500         34,590(7)     13,612      0             10,790

Ronald T. DeLude,         1999     $ 150,030     $  85,000(10)          0        11,000      0          $   6,129
EVP/COO of Bancorp and    1998        88,340(9)     35,000              0         9,020      0                  0
Bank

Donald A. Kalkofen        1999     $ 142,015     $  28,000              0         8,800      0          $   6,097
EVP/CFO of Bancorp and    1998       135,015        67,500              0        10,588      0              6,060
Bank                      1997       116,378        67,500              0         9,074      0              4,699

James D. Bygland          1999     $ 118,037     $  28,000              0         3,850      0          $       0
SVP/Chief Information     1998        98,030        65,000              0         4,070      0                  0
Officer of Bancorp and
Bank

David Prysock             1999    $  108,208     $  20,000              0         3,850      0          $   3,963
EVP/Chief Credit          1998    $   97,348        23,500              0         5,720      0              2,920
Officer of Bancorp and    1997        92,199        21,443              0         3,630      0              2,130
Bank

-------------------
(1) Represents bonuses earned during the year indicated but paid in a subsequent year only; does not include bonuses earned in a subsequent year and paid in the year indicated.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1999 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual

(3) Options to acquire shares as adjusted for subsequent stock dividends and stock splits.

(4) Includes 401(k) Plan contributions paid by Bancorp during 1999 as follows: Ronald T. DeLude $4,800, Donald A. Kalkofen $4,800, and David Prysock $3,963.

(5) Includes Bancorp contributions deferred in 1999 pursuant to the Executive DCP as follows: Ronald T. DeLude $1,329 and Donald A. Kalkofen $1,297.

(6) Represents the salary paid to Mr. Bartruff through October 31, 1999, his last day of employment with Bancorp.

(7) Includes a one-time payment made by Bancorp on behalf of Mr. Bartruff of $33,000 for a golf club membership to be used primarily for business development purposes.

(8) Includes life insurance premium paid by Bancorp in the amount of $3,947 and severance payment of $275,000 paid under Mr. Bartruff's Separation and Release Agreement dated July 16, 1999.

(9) Reflects the amount paid to Mr. DeLude beginning on his employment date in 1998.

(10) Includes $50,000 paid to Mr. DeLude under the terms of his employment agreement dated July 16, 1999.

STOCK OPTIONS

         Option Grants. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                                 VALUE AT
                                                                                           ASSUMED ANNUAL RATES
                                                                                              OF STOCK PRICE
                                                                                               APPRECIATION
                                                 INDIVIDUAL GRANTS                           FOR OPTION TERM(1)
                             --------------------------------------------------------- -----------------------------
                                            % OF TOTAL
                                              OPTIONS
                               OPTIONS      GRANTED TO      EXERCISE     EXPIRATION
           NAME              GRANTED (2)     EMPLOYEES     PRICE (3)        DATE            5%            10%
--------------------------- -------------- -------------- ------------- -------------- ------------- ---------------
Victor  L. Bartruff               11,000          5.04%        $15.17      5/26/09         $105,128       $ 265,323
Ronald T. DeLude                  11,000          5.04%         15.17      5/26/09          105,128         265,323
Donald A. Kalkofen                 8,800          4.03%         15.17      5/26/09           84,102         212,258
James D. Bygland                   3,850          1.76%         15.17      5/26/09           36,730          93,082
David Prysock                      3,850          1.76%         15.17      5/26/09           36,730          93,082

----------------
(1) The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements of the SEC and do not reflect Bancorp's estimate of future stock price performance.

(2) Bancorp's stock option plan is administered by a Committee of the Board, and determines to whom options are granted, as well as the number of shares and the exercise price. Options are granted at the fair market value, vest over a period of time, and are exercisable for ten years. Options may be exercised for a period of 90 days following termination of employment and for one year following death or disability.

(3) The option exercise price may be paid in cash or by surrendering for cancellation vested shares owned by the executive officer or a combination of the foregoing.

         Option Exercises. The following table sets forth certain information concerning exercises of stock options under the stock option plans by the named executive officers during the year ended December 31, 1999, and stock options held at year-end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                                                                      VALUE OF
                             SHARES                               NUMBER OF                   UNEXERCISED IN-THE-MONEY
                           ACQUIRED ON     VALUE                 UNEXERCISED                          OPTIONS AT
          NAME              EXERCISE     REALIZED(1)          OPTIONS AT YEAR END                    YEAR END (2)
-------------------------- -----------  ------------- ---------------------------------- -----------------------------------
                                                       EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                                                      --------------- ------------------ ---------------- ------------------
Victor L. Bartruff                  0             0          136,742          0                 $882,040         $ 0
Ronald T. DeLude                    0             0           20,020          0                        0           0
Donald A. Kalkofen              3,410        38,047           69,517          0                  306,947           0
James D. Bygland                    0             0           17,737          0                   24,772           0
David Prysock                       0             0            7,920          0                        0           0

----------------

(1) Reflects the amount realized from the aggregate of the current market price of Bancorp stock less the exercise price.

(2) On December 31, 1999, the closing price of Bancorp stock was $13.50. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT ARRANGEMENTS

         Below are summaries of certain agreements between executive officers listed in the compensation table and the Company or its Subsidiaries. These summaries are qualified in their entirety by the individual agreements.

         Robert T. Sznewajs. On January 1, 2000, the Company and the Bank entered into an employment agreement with Robert D. Sznewajs, to serve as the President and Chief Executive Officer of the Company and the Bank. The agreement is for a term of three years, expiring on January 1, 2003. Under the agreement, Mr. Sznewajs will receive an initial annual salary of $250,000 and a cash bonus opportunity of up to 100% of his annual salary; however, for the Year 2000, he will receive a minimum bonus of $125,000. In the event Mr. Sznewajs's employment is terminated before the term ends by Mr. Sznewajs for "good reason" or by Bancorp, without "cause," Mr. Sznewajs will be entitled to receive a payment for the remainder of the term based on his unpaid salary, the greater of his most recent bonus, or $125,000, and any accrued vacation. The Company (or its successor) will also pay Mr. Sznewajs a gross-up payment if the contract payout triggers excise taxes to Mr. Sznewajs. If such excise taxes are triggered, the Company may also be unable to deduct the resulting compensation expense for federal income tax purposes. In addition, any stock options previously granted to Mr. Sznewajs will become immediately exercisable and Mr. Sznewajs will be entitled to health and welfare benefits for the remainder of the term.

         On January 1, 2000, the Company also entered into a change of control agreement with Mr. Sznewajs. The agreement has an initial three-year term, which automatically extends for one year on each anniversary date of the agreement. If a "change of control" of the Company occurs (as defined in the agreement), the agreement provides for a three-year employment agreement for Mr. Sznewajs. If, following a change of control of the Company, Mr. Sznewajs' employment is terminated by Mr. Sznewajs for "good reason" or by the Company without "cause," Mr. Sznewajs will receive a three-year contract payout. Mr. Sznewajs may also receive the contract payout if he terminates the agreement for any reason within a 30-day window period one year after a change of control of the Company. The contract payout will include base salary (determined at the highest monthly rate paid in the twelve months preceding the change of control of the Company) and bonus (determined at the highest bonus paid in the preceding three years). The Company (or its successor) will also pay Mr. Sznewajs a gross-up payment if the contract payout triggers excise taxes to Mr. Sznewajs. If such excise taxes are triggered, the Company may also be unable to deduct the resulting compensation expense for federal income tax purposes. In addition to the contract payout, (i) any stock options previously granted to Mr. Sznewajs will become immediately exercisable; (ii) Mr. Sznewajs will receive an amount equal to what he otherwise would have received under the Company's 401(k) plan matching provisions for the next three years; and (iii) Mr. Sznewajs and his family will continue to receive health and welfare benefits from the Company (or its successor) for a three-year period.

         Victor L. Bartruff. On July 16, 1999, Bancorp entered into a Separation and Release Agreement with Victor L. Bartruff. Under the terms of this agreement, Mr. Bartruff remained employed through October 31, 1999, in a capacity determined by Bancorp. The agreement provided for a lump sum severance payment to Mr. Bartruff of $275,000 payable on January 4, 2000, as well as the payment of certain benefits.

         Ronald T. DeLude. On July 16, 1999, Bancorp entered into an Employment Agreement with Ronald T. DeLude, Acting President and Chief Executive Officer for a term of the lesser of one year, or until a permanent President and Chief Executive Officer was hired. Under the terms of this Agreement, Mr. DeLude received a base salary of $150,000, a cash bonus of $25,000 upon execution of the agreement, and a supplemental bonus of $25,000 upon completion of the term. The agreement further provides for a lump sum severance payment equal to one-twelfth of the amount of Mr. DeLude's salary reported on his most recent W-2 times 24 months, in the event he is terminated by Bancorp without "cause" or Mr. DeLude resigns for "good reason" at any time following the hiring of a permanent President and Chief Executive Officer. Mr. DeLude will not be entitled to this lump-sum payment if his salary continuation agreement (described below) is triggered.

         Donald A. Kalkofen. Mr. Kalkofen resigned as Chief Financial Officer effective March 31, 2000. To assist the Company with its transition to a new Chief Financial Officer, Mr. Kalkofen agreed to serve as a consultant through June 30, 2000. The Bank entered into a Consultant Services Agreement with Mr. Kalkofen, effective as of April 1, 2000. Under the terms of this agreement, Mr. Kalkofen has agreed to provide up to 250 hours of financial and accounting support services, as requested by the Bank. In exchange, the Bank will pay to Mr. Kalkofen $62,500 in three monthly installments of approximately $20,833 each. The agreement may be terminated at any time by mutual consent of the parties. As part of the agreement, the Company and Mr. Kalkofen entered into a confidentiality agreement that prohibits Mr. Kalkofen from disclosing certain information pertaining to the Company or its Subsidiaries.

SALARY CONTINUATION AGREEMENTS

         Bancorp, and as applicable, its Subsidiaries, have entered into salary continuation agreements with certain executive officers. Under these agreements, the executive is entitled to receive a salary continuation payment if his or her employment is terminated, following a "change in control" (as defined) (i) by the executive for any reason other than retirement, disability or death; (ii) by Bancorp, other than for "cause," retirement, disability or death; or (iii) by Bancorp, other than for cause, retirement, disability or death prior to a change in control, within six months of signing a definitive agreement, if in fact a change in control occurs. The amount of the salary continuation payment is based on the executive's salary at the date of termination and his or her most recent bonus. This payment is payable on the later of the date executive's employment terminates, or the date the change in control occurs. The payment amount is equal to executive's base salary and bonus over a period of 24 months following the termination event (as defined) for Messrs. DeLude and Kalkofen, and 12 months for Messrs. Bygland and Prysock.

DEFERRED COMPENSATION PLANS

         Effective January 1, 1996, the Company adopted an Executives' Deferred Compensation Plan ("Executives' DCP"). Only executives of Bancorp and its Subsidiaries, who are designated by the Board at its discretion, may participate in the plan.

         Participants may elect to defer payment of a specified portion of their salary and bonus. The amount of participants' annual deferral contributions is unlimited. In addition, the Company will contribute the amount, if any, that the executives cannot receive under the 401(k) Plan because of the deferral limitations under IRS regulations. Employer contributions will be subject to the same vesting schedule as under the 401(k) Plan. Contributions are transferred to a so-called "rabbi trust." Bancorp will make distributions in accordance with individual elections. Participants are fully vested in their portion of contributions under the Executives' DCP at all times.

         Benefits under the Executives' DCP will be taxed to participants as they receive them after termination of employment. Bancorp will receive a deduction for its contributions generally at that time. ERISA's and Internal Revenue Code's onerous tax-qualified plan rules generally do not apply to this plan.

BONUS COMPENSATION PLANS

         The Company has adopted bonus compensation plans to provide incentive bonuses for eligible employees. Under the bonus compensation plans, participants receive additional compensation based on the levels of profitability and employees' individual goals.

401(K) PLAN

         The Company maintains a 401(k) profit sharing plan ("401(k) Plan") that qualifies for special tax treatment under Section 401(k) of the Internal Revenue Code, to provide for a single retirement plan to cover all employees.

         The 401(k) Plan allows for pre-tax employee contributions up to IRS maximum limits. For eligible employees, the Company will match 50% of the first 6% of the employee contribution. The Company may also make an additional discretionary contribution to qualifying employees. Employee elective contributions are 100% vested at all times. Matching and discretionary contributions vest over the first five years of employment, after which the employee is fully vested in all contributions. Employees must complete at least 1,000 hours of service in a given year to receive vesting for that year.

         As a result of the tax qualification of the 401(k) Plan, employees are not subject to federal or state income taxation on the employee elective contributions, our contributions or earnings thereon until those amounts are distributed from the 401(k) Plan, although we continue to receive a compensation expense deduction for compensation paid.

EMPLOYEE STOCK OPTION PLANS

         In 1999, the shareholders approved the 1999 Employee Stock Option Plan ("1999 Plan"). This plan provides for the grant of options to purchase up to 1,650,000 shares of common stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in capitalization. Under the 1999 Plan, key employees and consultants are eligible to receive incentive or nonqualified stock options. The exercise price in the case of an incentive stock option must be no less than the fair market value, and in the case of a nonqualified option, no less than the greater of (i) the fair market value or
(ii) the net book value at the date of grant. The 1999 Plan is administered by the Board (or a committee of non-employee directors). The 1999 Plan replaced the Company's 1991 Combined Incentive Stock Option Plan and Nonqualified Stock Option Plan.

         The Company also inherited several option plans through acquisitions. Options are no longer granted under these plans. However, the terms of these plans and the 1991 Plan continue to govern the options granted to employees that are currently outstanding. At December 31, 1999, unexercised options to purchase 1,130,902 shares were outstanding under the various employee stock option plans.

STOCK REPURCHASE PROGRAM

         On December 2, 1998, the Board approved a stock repurchase program that allows for the repurchase of up to 1,650,000 shares through open market transactions, block purchases, or through privately negotiated transactions. The plan repurchases are limited by the anticipated timing of stock option exercises, as well as by other factors. The repurchased shares will be available for use under the various stock option plans. To date, a total of 720,500 shares have been repurchased under this program.

                        REPORT ON EXECUTIVE COMPENSATION

         Below is our report of the Compensation and Personnel Committee of the Board ("Committee"). The Committee is comprised of non-employee directors and is responsible for establishing and administering the Company's Executive Compensation Program and general compensation policies and incentive plans. This report is specific to compensation during the fiscal year 1999; however the Committee does not intend to dramatically alter its basic philosophies and objectives in the near future.

         COMPENSATION PHILOSOPHY, OBJECTIVES AND STRUCTURE. The Committee's principal objective is to is the align executive compensation with shareholder value. Key elements of this philosophy include:

         * Establish compensation plans that deliver pay commensurate with the Company's performance, as measured by operating, financial and strategic objectives,

         * Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to our business challenges and opportunities as owners, rather than just as employees,

         * Reward executives if shareholders receive an above-average return on their investment over the long-term.

         Components of executive compensation include base salaries, annual incentive bonuses, and stock options. Executive base salaries are structured to be competitive within the marketplace. Annual incentive bonuses allow executives to earn additional compensation if performance goals are met. These goals are based on individual and Company performance objectives, which are set annually. Our incentive bonus plans are discretionary, allowing the Board latitude to weigh all important factors when considering executive incentive bonuses. Performance objectives generally include operating, financial and strategic goals, such as earnings per share, return on assets, return on equity, loan to deposit levels, asset quality, operating income, and efficiency ratio.

         Consistent with our long-term incentive strategy, the Committee previously awarded stock options to employees of the Company and its Subsidiaries in accordance with the provisions of the 1991 Combined Incentive and Non-Qualified Stock Option Plan. At the 1999 Annual Meeting, the shareholders approved the 1999 Stock Option Plan that replaced the 1991 Plan, and from that date forward, no further grants were made under the 1991 Plan. Under the Plans, grants are considered at the then value of the Company's Common Stock, thereby providing an additional incentive for executives to build shareholder value.

         BASE SALARIES. The Committee establishes the CEO's salary by comparison to the salaries of chief executive officers of comparable companies. The initial salary set for Mr. Sznewajs was the result of a negotiated agreement. The Committee determined this salary was appropriate based on industry comparables and Mr. Sznewajs' previous experience. The Committee uses the services of an outside consultant who compiles salary data for a group of companies that are similar to the Company. The Committee also considers other factors, such as Company performance, the executive's past experience and performance, and the executive's potential.

         ANNUAL INCENTIVE BONUSES. The Committee determines the CEO's annual cash bonus based on performance objectives, such as those described above. Mr. Bartruff received no incentive bonus for 1999, due to his resignation in July; however, Mr. Bartruff received a cash payout under an agreement with the Company described previously in this proxy. Following Mr. Bartruff's resignation, the Company appointed Ronald T. DeLude to serve as Acting President and Chief Executive Officer of the Company while a national search was conducted for a permanent President and Chief Executive Officer. The Committee determined compensation paid to Mr. DeLude to perform this interim role, and the agreement with Mr. DeLude is described previously in this proxy. Mr. DeLude received bonuses totaling $50,000, in lieu of a salary increase for his agreement to perform the additional duties, while continuing to perform his duties as Chief Operating Officer. In addition, Mr. DeLude received an incentive bonus for his 1999 performance as Chief Operating Officer and Acting President and Chief Executive Officer. Executive bonuses for 1999 were determined by the Committee based on achievement of individual performance goals. Executives did not receive the portion of the incentive bonus for 1999 tied to corporate performance, as those goals were not achieved. As a result, executive bonuses were significantly less than the bonus opportunities achievable under the Company's incentive plans. However, the Committee determined that some incentive bonus was appropriate, given the additional challenges faced and accomplished during 1999, as a result of the consolidation of the Company's bank subsidiaries into West Coast Bank.

         OPTIONS. Our long-term incentive program currently consists of the 1999 Stock Option Plan. The Committee believes that stock options are an essential element of executive compensation because they focus management's attention on shareholder interests. The Committee uses stock options to encourage executive officers and other key employees to increase shareholder value. Options granted in 1999 have a term of 10 years. Options are granted based on the market value of our common stock on the date of the grant. Executives receive value from these grants if strategic goals are achieved and our common stock appreciates. The proposed 2000 Restricted Stock Plan will provide the Committee with a second important tool to attract and retain key employees and to further align the interests of management with those of our shareholders. Stock options granted to key officers in 1999 were based upon individual performance, the executive's potential, and the executive's role in implementing important Company projects, such as, among others, the consolidation of the bank subsidiaries and year 2000 preparations.

         POLICY WITH RESPECT TO $1 MILLION DOLLAR DEDUCTION LIMIT. Section 162(m) of the Internal Revenue Code of 1986, as amended generally limits the federal corporate income tax deduction for compensation paid to executive officers named in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The Committee intends to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of the Company. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

         CONCLUSION. The Committee believes these executive compensation policies and programs serve the interests of our shareholders and Bancorp effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing the value of our company for the benefit of shareholders.

                         Compensation Committee Members

           Jack E. Long (Chair), Phillip G. Bateman, J. F. Ouderkirk,
                      Mary B. Pearmine, James J. Pomajevich

                             STOCK PERFORMANCE GRAPH

         The following chart compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1999, with (1) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and (2) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1994, in the Company's Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends.


                                                         PERIOD ENDING
                            ------------------------------------------------------------------------
INDEX                       12/31/94     12/31/95    12/31/96     12/31/97     12/31/98     12/31/99
-----                       --------     --------    --------     --------     --------     --------
West Coast Bancorp            100.00       128.00      176.88       373.64       344.80       247.08
NASDAQ - Total US*            100.00       141.33      173.89       213.07       300.25       542.43
NASDAQ Bank Index             100.00       149.00      196.73       329.39       327.11       314.42


             PROPOSAL NO. 2 - APPROVAL OF 2000 RESTRICTED STOCK PLAN


         At its February 2000 meeting, the Board of Directors adopted the 2000 Restricted Stock Plan (the "Award Plan"), which became effective February 23, 2000, subject to shareholder approval at the 2000 Annual Meeting. The purpose of the Award Plan is to promote and advance the interests of Bancorp and its shareholders by enabling us to attract and retain individuals of outstanding ability, and to reward employees and outside consultants or other service providers. It is also intended to align the interests between our employees, service providers and the shareholders, providing them with a proprietary interest in pursuing the long-term growth, profitability, and financial success of our company. The material features of the Award Plan are summarized below.

         ADMINISTRATION OF THE PLAN. The full Board, or a committee of non-employee directors designated by the Board (the "Committee"), will administer the Award Plan. Subject to the specific provisions of the Award Plan, the Board or Committee decides who will receive awards and determines the amount and terms of the awards, including vesting periods, timing, form of payment, and any other terms and conditions of each award. One or more executive officers may also be authorized by the Committee to grant awards for up to 1,000 shares per person per year to employees not considered "Reporting Persons" (generally, senior management insiders) of Bancorp.

         PARTICIPANTS. Officers and key employees of Bancorp and its Subsidiaries are eligible to participate in the Award Plan. Participants will be selected based on an evaluation of Bancorp's strategic plan and goals, the role of employees in the pursuit of the plan and goals, and the employee's expected performance.

         NUMBER OF SHARES AVAILABLE UNDER AWARD PLAN. The Award Plan provides for the award of restricted shares to be granted in any combination up to an aggregate of 250,000 shares of Bancorp common stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in capitalization. If an award is cancelled or expires for any reason before it is fully vested, or is settled in cash rather than in shares, the shares covered by the award will become available for future awards. As of March 15, 2000, the closing price of Bancorp's common stock was $11.41.

         AWARDS. Awards will be in the form of restricted shares. Restricted shares are shares of Bancorp common stock that are subject to forfeiture provisions and restrictions on sale or other transfer for a period of time (the "restriction period"), as determined by the Board or Committee. A participant holding an award is entitled to receive dividends, vote and exercise all other rights of a shareholder as to the underlying common stock. No awards will be made under the Award Plan prior to the 2000 Annual Meeting. The Board or Committee will have the discretion to authorize any future awards or determine that no awards will be granted.

         VESTING OF AWARDS. The restricted share awards may be subject to a vesting schedule, as determined by the Committee. Prior to vesting, the restricted shares may be forfeited back to Bancorp if the participant's employment (or status as a service provider) is terminated for specified reasons or upon other conditions, as specified in the award agreement. Each award will become immediately vested in full in the event of the death or disability of the participant or a change in control of Bancorp (as defined in the Plan).

         FEDERAL TAX TREATMENT. Generally, a participant will not recognize any income for federal income tax purposes upon the award of restricted shares that are subject to forfeiture during a restriction period. Dividends paid with respect to restricted shares prior to vesting will be taxable as ordinary income to the participant and deductible as such by Bancorp. Generally, a participant will recognize compensation income upon the vesting of restricted shares in an amount equal to the fair market value as of the vesting date of the unrestricted shares delivered to the participant. Bancorp will be entitled to a tax deduction in the amount of the participant's compensation income.

         A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to recognize compensation income upon the grant of restricted shares based on the fair market value of the shares subject to the award at the date of grant, not taking into account the effect of the restrictions. Bancorp would receive a corresponding deduction at that time. If a participant timely files a Section 83(b) election with the Internal Revenue Service, dividends paid with respect to the restricted shares will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional income when the restricted shares vest. If the shares are later forfeited, the participant will not be entitled to any income tax deduction or refund as a result of the forfeiture. Bancorp, however, would be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed.

         If vesting of a restricted share award is accelerated due to a change in control of Bancorp, the participant may be deemed to have received an "excess parachute payment" under the Internal Revenue Code. In that event, Bancorp may not be able to deduct the resulting compensation income, and the participant may be subject to a 20 percent excise tax.

         SECTION 162(M) QUALIFICATION. Section 162(m) of the Internal Revenue Code of 1986, as amended generally limits the federal corporate income tax deduction for compensation paid to executive officers named in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The Board does not intend the restricted stock awards under the Award Plan to qualify for deductibility under Section 162(m).

         AMENDMENT OR TERMINATION OF AWARD PLAN. The Board may amend or terminate the Award Plan at any time unless applicable law or the rules of the stock exchange or over-the-counter trading system on which Bancorp's common stock is traded requires shareholder approval. A material increase in the number of shares issuable under the Award Plan is likely to require shareholder approval.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2000 RESTRICTED STOCK PLAN.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information as of December 31, 1999, with respect to the shares beneficially owned by (i) the non-director executive officers named in the compensation table; and (ii) all executive officers and directors of Bancorp as a group. We are not aware of any person who beneficially owns more than five percent of Bancorp's common stock. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. Unless otherwise noted, all shares owned represent less than one percent of the outstanding shares of Bancorp.

EXECUTIVE OFFICERS

                                                        CURRENT POSITION                SHARES AND PERCENTAGE
                                                WITH THE COMPANY AND PRIOR FIVE            OF COMMON STOCK
                                                    YEAR BUSINESS EXPERIENCE        BENEFICIALLY OWNED (1)(2)(3)
                                                -------------------------------     ----------------------------
NAME AND AGE
Ronald T. DeLude, 63                            EVP and COO of Bancorp and                      24,156
                                                Bank; former President and CEO
                                                of Bank of Vancouver; former
                                                SVP/Manager Western Bank

Donald A. Kalkofen, 36                          EVP and CFO of Bancorp and Bank                 75,953

James D. Bygland, 38                            SVP/Chief Information                            8,397
                                                Officer of Bancorp and Bank;
                                                formerly consultant at
                                                Sheshenoff  Management
                                                Services; VP FiServe

David Prysock, 56                               EVP and Chief Credit Officer of                 17,907
                                                Bancorp and Bank; former EVP
                                                of The Commercial Bank
Executive officers and directors as a group                                                  1,598,731
(18 individuals)                                                                                (10.16%)

---------------
(1) Share amounts include options which are exercisable within 60 days as follows: Donald A. Kalkofen 69,517 shares, James D. Bygland 7,920 shares, David Prysock 17,737 shares, and directors and executive officers as a group 361,405 shares.

(2)  Includes 477 shares deferred under the Executive DCP for James D. Bygland.

(3) Does not include 100,000 shares subject to an option granted to Mr. Sznewajs under the terms of his employment agreement that became exercisable at the time of grant on January 1, 2000, or 20,000 shares purchased by Mr. Sznewajs on the open market in February 2000.


MANAGEMENT
19

         The following table sets forth information with respect to executive officers that are not directors or nominees for director of Bancorp, and are not otherwise named in the compensation table.

                                                         CURRENT POSITION WITH THE COMPANY AND
     NAME AND AGE                                         PRIOR FIVE YEAR BUSINESS EXPERIENCE
     ------------                                         -----------------------------------
     Cynthia J. Haworth, 47                        EVP/Human Resources Administration of Bancorp and
                                                   Bank; former Senior Vice President of Bancorp and
                                                   Bank

     Adeline C. Hesse, 55                          EVP/Marketing Director of Bancorp and Bank; former
                                                   Senior Vice President of Bancorp and Bank

     Kevin McClung, 30                             VP and Controller of Bancorp and Bank

     Rodney B. Tibbatts, 60                        EVP/Corporate Development of Bancorp; director of
                                                   WCT; former Co-President and Co-CEO of the Company

     Shauna L. Vernal, 30                          SVP, General Counsel, and Corporate Secretary of
                                                   Bancorp and Bank; formerly, attorney in private
                                                   practice

                          TRANSACTIONS WITH MANAGEMENT

         Various of our directors and officers, members of their immediate families, and firms in which they had an interest were customers of and had transactions with the Subsidiaries during 1999 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectibility nor present other unfavorable features.

                COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of Bancorp and all persons who beneficially own more than 10 percent of Bancorp's common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of Bancorp's stock. Bancorp has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

         Based solely upon Bancorp's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 1999, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis, except that as a result of an inaccurate interpretation of a complicated provision received from our outside compensation plan advisors, phantom stock acquisitions under our deferred compensation plans were inadvertently not reported. Accordingly, Forms 5 have been filed for the following individuals to report all unreported acquisitions (in the aggregate) of phantom stock made under the deferred compensation plans during 1996, 1997 and 1998: Lloyd D. Ankeny 750 shares; Victor L. Bartruff 514 shares; Cynthia J. Haworth 217 shares; Adeline Hesse 48 shares; William B. Loch 651 shares; Jack E. Long 2,424 shares; C. Douglas McGregor 3,070 shares; Robert Morrison 1,668 shares; J. F. Ouderkirk 1,579 shares; James J. Pomajevich 2,591; Gary D. Putnam 2,373; and

Joe L. Snyder 720 shares. All required Forms 5 for phantom stock acquisitions during 1999 were timely filed. A breakdown of the phantom stock acquisitions by year is included on the respective Forms 5 filed with the SEC. Consistent with the SEC's rules relating to the calculation of "beneficial ownership," the stock ownership disclosure for each of these individuals was accurately described in prior year proxy statements.

                                    AUDITORS

         Arthur Andersen LLP, independent certified public accountants, performed the audit of our consolidated financial statements, which include our wholly owned subsidiaries, the Bank, WCT, Totten, Inc. and Centennial Funding Corporation, for the year ended December 31, 1999. A representative of Arthur Andersen LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if desired. Arthur Andersen also will be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 2001 annual shareholder's meeting must be received by the Secretary of the Company before November 23, 2000, for inclusion in the 2001 Proxy Statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 6, 2001, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

                          ANNUAL REPORT TO SHAREHOLDERS

         ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to Shauna L. Vernal, Corporate Secretary of West Coast Bancorp, at 5335 Meadows Road, Suite 201, Lake Oswego, OR 97035.

                     VOTING VIA THE INTERNET OR BY TELEPHONE

         FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE SHAREHOLDER. Shareholders with shares registered directly with Norwest may vote telephonically by calling Norwest at (800) 240-6326 or you may vote via the Internet at the following address on the World Wide Webb:

                              WWW.EPROXY.COM/WCBO/

         FOR SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program provided by Norwest for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or Bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 12:00 p.m. (noon) (EDT) on April 26, 2000. The giving of such proxy will not effect your right to vote in person should you decide to attend the Annual Meeting.

         The telephone and Internet voting procedures are designed to authenticate shareholders identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet through either Norwest or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.



March 24, 2000                              BY ORDER OF THE BOARD OF DIRECTORS



                                            Shauna L. Vernal, Secretary

                               WEST COAST BANCORP

                           2000 RESTRICTED STOCK PLAN

                                   ARTICLE 1
                            ESTABLISHMENT AND PURPOSE

         1.1 Establishment. West Coast Bancorp ("Bancorp"), an Oregon corporation, has established the West Coast Bancorp 2000 Restricted Stock Plan (the "Plan"), effective as of February 23, 2000, subject to shareholder approval as provided in Article 12 of the Plan.

         1.2 Purpose. The purpose of the Plan is to promote and advance the interests of Bancorp and its shareholders by enabling Bancorp to attract, retain, and reward its Employees and Service Providers. It is also intended to strengthen the mutuality of interests between Bancorp's shareholders and its Employees and Service Providers. The Plan is designed to meet this intent by offering grants of Restricted Stock, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

               "AFFILIATE" means a corporation or other entity controlled by, controlling, or under common control with Bancorp.

               "AWARD" means a Restricted Share granted to a Participant pursuant to the Plan.

               "AWARD AGREEMENT" means an agreement as described in Section 6.4.

               "BANCORP" means West Coast Bancorp, an Oregon corporation, or any successor corporation.

               "BOARD" means the Board of Directors of Bancorp.

               "CAUSE" means:

               (a) For an Employee who has an employment agreement with an Employer, Cause has the meaning set forth in such agreement;

               (b) For all other Participants, Cause means material or flagrant violation of the policies and procedures of Bancorp or other job performance or conduct that is materially detrimental to the best interests of Bancorp, and, in the case of a Service Provider, also includes any material breach of any applicable agreement with Bancorp or a Subsidiary or Affiliate.

               "CHANGE IN CONTROL" means:

               (i) The acquisition by any Person (or by any group of Persons that would constitute a "group" for purposes of Section 13(d) and Rule 13d-5, as in effect on the Grant Date, under the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), other than a Person or group that acquires such beneficial ownership solely because such Person or group has voting power with respect to Voting Securities arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act (as in effect from time to time), of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from Bancorp; (B) any acquisition by Bancorp or a Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Bancorp or any corporation controlled by Bancorp, or
         (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

               (ii) Individuals who, as of the Grant Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by Bancorp's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Bancorp (a "Business Combination") in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Bancorp or all or substantially all of Bancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Bancorp or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the earlier of the time of the execution of the initial agreement with respect to such Business Combination, or of the action of the Board providing for such Business Combination; or

               (iv) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.

         For purposes of this definition, a Change in Control "occurs" on the date the Change in Control first occurs; provided, however, that if:

                        (A) (1) An Employee's employment is terminated
               without Cause by an Employer (and Employee is not employed by another Employer within 14 days thereafter) after a tender offer or exchange offer by a Person for more than 20 percent of Bancorp's Voting Securities is made, (2) it is reasonably demonstrated that the Employee's termination was at the request of a third party who is seeking to effect a Change in Control or otherwise occurred as a result of an anticipated Change in Control, and (3) a Change in Control in fact occurs within nine months after the Employee's termination; or

                        (B) An Employee's employment is terminated without
               Cause by an Employer (and Employee is not employed by another Employer within 14 days thereafter) following the execution by Bancorp of a definitive agreement for a transaction that will constitute a Change in Control and such Change in Control transaction is in fact closed within six months after the Employee's termination;

then for purposes of determining the Employee's Vesting under any Award granted under this Plan, such Change in Control will be deemed to have occurred immediately before the Termination Date. If this paragraph may potentially apply, the portion of any Award that appears unvested at the time of the Employee's termination will not expire or be forfeited until the earliest to occur of the following: (1) the six or nine month period identified above, as applicable, has elapsed without a Change in Control occurring, (2) the applicable Change in Control has terminated, or (3) it is otherwise reasonably determined to the satisfaction of the Committee that Vesting of the Award will not accelerate under the terms of this Plan in the particular case. The Employee will not be entitled to receive any part of the portion of the Award appearing unvested at the Employee's termination until it is finally determined that Vesting did in fact accelerate under the terms of this Plan.

               "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

               "COMMITTEE" means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

               "COMMON STOCK" means the Common Stock, no par value, of Bancorp or any security of Bancorp issued in substitution, in exchange, or in lieu of such stock.

               "CONTINUING RESTRICTION" means a Restriction contained in Sections 7.4 and 11.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

               "DISABILITY" means inability to perform a Participant's duties (or equivalent duties) for an Employer on a full-time basis by reason of a medically determinable (to the reasonable satisfaction of the Committee) physical or mental condition that results in absence from such duties for a period of 90 consecutive days or a total of 120 days during any calendar year.

               "EMPLOYEE" means any person employed by Bancorp or a Subsidiary or Affiliate.

               "EMPLOYER" means Bancorp or a Subsidiary or Affiliate of Bancorp.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

               "FAIR MARKET VALUE" means with respect to Common Stock, on a particular day, without regard to any restrictions (other than a restriction which, by its terms, will never lapse), the closing price of Shares of the Common Stock on that day or, if that day is not a trading day, the last prior trading day, on the securities exchange or automated securities interdealer quotation system on which such Shares have been traded.

               "GRANT DATE" means the date an Award is granted.

               "PARTICIPANT" means an Employee or Service Provider who is granted an Award under the Plan.

               "PERSON" means and includes any individual, corporation, limited liability company, partnership, trust, group, association, or other "person," as such term is used in Section 13(d)(3) or 14(d) of the Exchange Act.

               "PLAN" means this West Coast Bancorp 2000 Restricted Stock Plan, as it may be amended from time to time.

               "REPORTING PERSON" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

               "RESTRICTED SHARE" means an Award described in Section 7.1 of the Plan.

               "RESTRICTION" means a provision in the Plan or in an Award Agreement which governs the forfeiture of an Award or the Shares, cash, or other property payable pursuant to an Award.

               "SERVICE PROVIDER" means any person who provides services to Bancorp or a Subsidiary or Affiliate under contract or other agreement with Bancorp or the Subsidiary or Affiliate.

               "SHARE" means a share of Common Stock.

               "SUBSIDIARY" means any subsidiary corporation of Bancorp in which Bancorp directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power, whether such corporation now exists or is hereafter organized or acquired by Bancorp or another Subsidiary.

               "TERMINATION DATE" means the date a Participant ceases to be an Employee or Service Provider.

               "VEST" or "VESTED" with respect to an Award means to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions).

               "VOTING SECURITIES" means all issued and outstanding securities ordinarily having the right to vote at elections of Bancorp's directors, including without limitation the Shares.

         2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

                                   ARTICLE 3
                                 ADMINISTRATION

         3.1 General. The Plan will be administered by a Committee composed as described in Section 3.2.

         3.2 Composition of the Committee. The Committee will be appointed by the Board from among its members in a number and with such qualifications as will meet the requirements for approval by a committee pursuant to Rule 16b-3 under the Exchange Act. Initially, the Committee will consist of all the members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board.

         3.3 Authority of the Committee. The Committee will have full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

               (a) Construe and interpret the Plan and any Award Agreement;

               (b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

               (c) Select the Employees and Service Providers who will be granted Awards;

               (d) Determine the number of Awards to be granted to each such Participant;

               (e) Determine the number of Shares to be subject to each Award;

               (f) Determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred;

               (g) Determine if and under what circumstances an Award may be settled in cash or Shares under Section 7.5; and

               (h) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

         3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all the members of the Committee, will be the valid act of the Committee.

         3.5 Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Bancorp the authority to determine the recipients, amounts, and terms of Awards granted to Participants who are not Reporting Persons; provided, however, that Awards to any individual Participant made pursuant to such delegation may not exceed 1,000 Shares in any calendar year unless the Committee expressly provides otherwise in its delegation resolution.

         3.6 Liability of Committee Members. No member of the Committee (or officer acting as a delegate of the Committee) will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

         3.7 Costs of Plan. The costs and expenses of administering the Plan will be borne by Bancorp.

                                   ARTICLE 4
               DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

         4.1 Duration of the Plan. The Plan is effective February 23, 2000, subject to approval by Bancorp's shareholders as provided in Article 12. The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

         4.2   Shares Subject to the Plan.

         4.2.1 General. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

         4.2.2 Number of Shares. The maximum number of Shares for which Awards may be granted under the Plan is 250,000 Shares, subject to adjustment pursuant to Article 9 of the Plan.

         4.2.3 Availability of Shares for Future Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Award will be made available for future Awards under the Plan.

                                    ARTICLE 5
                                   ELIGIBILITY

         5.1 Employees and Service Providers. Officers and other key employees of Bancorp and any Subsidiaries and Affiliates (who may also be directors of Bancorp or a Subsidiary or Affiliate) and Service Providers who, in the Committee's judgment, are or will be contributors to the long-term success of Bancorp will be eligible to receive Awards under the Plan.

                                   ARTICLE 6
                                     AWARDS

         6.1 Types of Awards. The types of Awards that may be granted under the Plan are Restricted Awards governed by Article 7 of the Plan. In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

         6.2 General. Subject to the limitations of the Plan, the Committee may cause Bancorp to grant Awards to such Participants, at such times, in such amounts, for such periods, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award under the Plan.

         6.3 Nonuniform Determinations. The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation (a) the selection of Participants to receive Awards, (b) the form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

         6.4 Award Agreements. Each Award will be evidenced by a written Award Agreement between Bancorp and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

         6.5 Provisions Governing All Awards. All Awards will be subject to the following provisions:

               (a) Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Bancorp or any Subsidiary or Affiliate or the right to remain as a Service Provider nor will it interfere in any way with the right of Bancorp or a Subsidiary or Affiliate to terminate such person's employment or to remove such person as a Service Provider at any time for any reason or for no reason, with or without cause.

               (b) Termination of Employment or Service. No Award will continue to Vest after termination of a Participant's employment or service as a Service Provider. The effect of such termination on Award Shares that are not Vested as of the Termination Date will be determined by the other provisions of this Plan. Generally, unless otherwise specified in the Award Agreement, unvested shares will be forfeited to Bancorp, unless Vesting is accelerated as provided below. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among Bancorp and its Subsidiaries and Affiliates will not be considered terminations of employment or Service Provider status.

               (c) Accelerated Vesting. Notwithstanding the Vesting schedule set forth in any Award Agreement all Award Shares granted to a Participant (to the extent such Award Shares have not previously either become Vested or been forfeited) will become fully Vested, and the Restrictions imposed by the Award Agreement(s) governing such Shares will terminate, upon:

                        (i)   A Change in Control of Bancorp;

                        (ii) Termination of a Participant's employment with an Employer or status as a Service Provider by reason of such Participant's death; or

                        (iii) Termination of employment of a Participant who
               is an Employee by reason of Disability.

         6.6   Share Certificates. Certificates for Award Shares will be either:

               (a) Issued in Participant's name and held by Bancorp, together with a stock power for such Shares executed in blank by the Participant, until all restrictions lapse or the Award Shares are forfeited as provided in the Award Agreement for such Shares; or

               (b) Held in a bookkeeping account in Participant's name subject to the transfer restrictions of the applicable Award Agreement.

Whenever certificates are issued in a Participant's name, such certificates for Award Shares that have not yet become Vested will bear a legend in substantially the following form:

               THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED AS RESTRICTED SHARES UNDER THE WEST COAST BANCORP 2000 RESTRICTED STOCK PLAN (THE "PLAN") AND ARE SUBJECT TO RESTRICTIONS ON THEIR TRANSFER, DISPOSITION, OR ENCUMBRANCE SET FORTH IN A RESTRICTED SHARES AWARD AGREEMENT UNDER THE PLAN. A COPY OF THE RESTRICTED SHARES AWARD AGREEMENT MAY BE OBTAINED FROM WEST COAST BANCORP.

Certificates for the Award Shares may also bear any other restrictive legends required by law or any other agreement.

         6.7   Tax Withholding.

               (a) General. Bancorp will have the right to deduct from any settlement, including the delivery or Vesting of Shares or Awards, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or Vesting or to take such other action as may be necessary in the opinion of Bancorp to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan will be required to make arrangements satisfactory to Bancorp for the satisfaction of any such withholding tax obligations. Bancorp will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

               (b) Stock Withholding. Unless a Participant makes payment to Bancorp (or otherwise makes arrangements acceptable to Bancorp for the payment) of all withholding and payroll taxes with respect to the Vesting or delivery of Shares or Awards prior to the date of such Vesting or delivery, Bancorp will have the right to automatically withhold a portion of the Shares that would otherwise be issuable to the Participant having a Fair Market Value equal to the total amount of such taxes due. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made. In no event may the number of Shares withheld pursuant to this Section 6.7 exceed the number required to meet Bancorp's tax withholding obligations based on the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes, applicable to the supplemental taxable income attributable to the vesting or delivery of the Shares.

         6.8 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement of the Award or that the grant of an Award payable in Shares is provisional until the Participant becomes entitled to the certificate in settlement of such Award. In the event the employment (or service as a Service Provider) of a Participant is terminated for Cause, any Award that is provisional will be annulled as of the date of such termination for Cause.

                                    ARTICLE 7
                                RESTRICTED AWARDS

         7.1 Restricted Awards. Restricted Awards granted under the Plan will be in the form of Restricted Shares. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Bancorp upon termination of Participant's employment (or service as a Service Provider) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be required to execute a stock power in blank with respect to the Shares. The stock power and any certificate or bookkeeping account evidencing such Restricted Shares will be held in custody by Bancorp or its transfer agent until the Restrictions thereon will have lapsed.

         7.2 General. Restricted Awards will be subject to the terms and conditions of Article 6 and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

         7.3 Restriction Period. Restricted Awards will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as a Service Provider) of Bancorp or its Subsidiaries or Affiliates, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of the Award and ending on such later date or dates as the Committee designates at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be.

         7.4 Forfeiture. If a Participant ceases to be an Employee or Service Provider during the Restriction Period for any reason, other than reasons which may be specified in an Award Agreement or this Plan (such as death, Disability, or Change in Control), all non-Vested Restricted Awards previously granted to the Participant will be forfeited and returned to Bancorp.

         7.5 Settlement of Restricted Awards. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant's stock power will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in cash, installments, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines. Settlement or payment in cash or other compensation in lieu of Shares will be permitted only upon Committee approval, either as part of an Award Agreement or at the time of settlement, and will not otherwise be available to a Participant.

         7.6 Rights as a Shareholder. A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Bancorp, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions. Cash dividends will be automatically reinvested as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions, unless the Committee, in its discretion, approves an exception to allow the receipt of cash dividends in cash.

                                   ARTICLE 8
                               DEFERRAL ELECTIONS

         Any Participant who is also a participant in the Bancorp Executives' Deferred Compensation Plan (the "Deferral Plan") may, pursuant to deferral elections otherwise meeting the requirements of the Deferral Plan, elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the Vesting of an Award made under the Plan.

                                   ARTICLE 9
                ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

         9.1 Plan Does Not Restrict Bancorp. The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the shareholders of Bancorp to make or authorize any adjustment, recapitalization, reorganization, or other change in Bancorp's capital structure or its business, any merger or consolidation of Bancorp, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Bancorp's capital stock or the rights of such stock, the dissolution or liquidation of Bancorp or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         9.2 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Bancorp, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, proportionate adjustments will be made with respect to the aggregate number of Shares for which Awards may be granted under the Plan and the number of Shares covered by each outstanding Award. The Committee may also make similar adjustments in the number of Shares covered by outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Bancorp assets to shareholders.

                                   ARTICLE 10
                            AMENDMENT AND TERMINATION

         The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the applicable requirements of a stock exchange or over-the-counter stock trading system.

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Unfunded Plan. The Plan will be unfunded and Bancorp will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Bancorp to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Bancorp will be deemed to be secured by any pledge of, or other encumbrance on, any property of Bancorp.

         11.2 Payments to Trust. The Committee is authorized (but has no obligation) to cause to be established a trust agreement or several trust agreements under which the Committee may make payments of amounts due or to become due to Participants in the Plan.

         11.3 Other Bancorp Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Bancorp or a Subsidiary or Affiliate unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Bancorp, Subsidiary or Affiliate plans, arrangements, or programs. The Plan notwithstanding, Bancorp or any Subsidiary or Affiliate may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward Employees and Service Providers for their service with Bancorp and its Subsidiaries and Affiliates.

         11.4 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Bancorp is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions (in addition to the legend described in Section 7.1).

         11.5 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

                                   ARTICLE 12
                              SHAREHOLDER APPROVAL

The Plan is expressly subject to the approval of the Plan by the shareholders of Bancorp at its 2000 annual meeting.